UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018 (May 7, 2018)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

B1, Business Park Terre Bonne,

Route de Crassier 13,

1262 Eysins, Switzerland

(Address of Principal Executive Offices) (Zip Code)

011-41-22-716-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

As previously reported by Form 8-K filed March 26, 2018 by Quotient Limited (the “Company”), on March 21, 2018 (the “Separation Date”), in connection with Paul Cowan’s retirement, Mr. Cowan resigned from his positions with the Company, including as chief executive officer and as a director.

In connection with Mr. Cowan’s departure, the Company, Mr. Cowan and Deidre Cowan, Mr. Cowan’s spouse and the sole shareholder of Quotient Biodiagnostics Group Limited, one of the Company’s significant shareholders, entered into a separation agreement (the “Separation Agreement”), dated as of May 7, 2018, pursuant to which:

•	all unvested options to acquire ordinary shares of the Company (“Options”) held by Mr. Cowan that are scheduled to vest within 12 months of the Separation Date will remain outstanding and vest and become exercisable on their regularly scheduled vesting dates;

•	all outstanding and vested Options held by Mr. Cowan will remain exercisable until the 12-month anniversary of the Separation Date after which they will expire;

•	all multi-year, performance-based restricted share units (“MRSUs”) and restricted share units (“RSUs”) held by Mr. Cowan are terminated except for 30,000 RSUs that are eligible to vest upon receipt of CE-marking for the MosaiQ blood grouping consumable, which shall remain outstanding and be eligible to vest upon receipt of the CE mark;

•	Mr. Cowan will receive a cash bonus of $496,000 for the fiscal year ended March 31, 2018, which will be paid on or prior to August 1, 2018; and

•	all vested benefits under any other Company benefit plans, and any reimbursements Mr. Cowan is entitled to under current Company policies for periods before the Separation Date, will be paid or reimbursed to Mr. Cowan in accordance with the terms of the applicable plan or policy.

In addition, pursuant to the Separation Agreement, Mr. Cowan will provide consulting services to the Company for a one-month period from the date of the Separation Agreement (the “Transition Period”), for which services Mr. Cowan will be paid $44,583. After the Transition Period, Mr. Cowan will provide ad-hoc advisory services as reasonably requested by the board of the directors of the Company, for which services Mr. Cowan will be paid CHF 5,000 per day / CHF 600 per hour, plus reasonable out-of-pocket expenses.

Mr. Cowan and certain related parties have executed a release of claims arising from Mr. Cowan’s employment which they may have against the Company, and its officers, directors and employees.

The above summary description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

The following is a list of exhibits filed as part of this Current Report on Form 8-K:

Exhibit 10.1     Separation Agreement, dated as of May 7, 2018, by and among Quotient Limited, D. J. Paul Cowan and Deidre Cowan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Christopher Lindop
Chief Financial Officer

Dated:	May 11, 2018